UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d)

of The Securities and Exchange Act of 1934

DATE OF REPORT:

July 27, 2021

(Date of Earliest Event Reported)

Massachusetts

(State or Other Jurisdiction of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer identification No.)

INDEPENDENT BANK CORP.

Office Address:	2036 Washington Street,	Hanover,	Massachusetts	02339
Mailing Address:	288 Union Street,	Rockland,	Massachusetts	02370

(Address of principal executive offices, including zip code)

NOT APPLICABLE

(Former Address of Principal Executive Offices)

(781)-878-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INDB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17CFR 230.405)) or Rule 12b-2 of the Exchange Act (17CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously disclosed, on April 22, 2021, Independent Bank Corp., a Massachusetts corporation (“Independent”), Bradford Merger Sub Inc. a direct, wholly owned subsidiary of Independent (“Merger Sub”), Rockland Trust Company, a Massachusetts-chartered trust company and wholly-owned subsidiary of Independent (“Rockland Trust”), Meridian Bancorp, Inc., a Maryland corporation (“Meridian”) and East Boston Savings Bank, a Massachusetts-chartered savings bank and wholly-owned subsidiary of Meridian (“EBSB”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Meridian, with Meridian as the surviving entity (the “Merger”), and as soon as reasonably practicable following the Merger, Meridian will merge with and into Independent, with Independent as the surviving entity (the “Holdco Merger”). The Merger Agreement further provides that immediately following the Holdco Merger, EBSB will merge with and into Rockland Trust, with Rockland Trust as the surviving company. The Merger Agreement was unanimously approved by the Boards of Directors of each of Independent, Meridian, Merger Sub, Rockland Trust, and EBSB.

In connection with the proposed Merger, Independent filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 containing a joint proxy statement/prospectus, as amended, and Meridian filed a definitive proxy statement and Independent filed a definitive proxy statement/prospectus with the SEC, each dated June 22, 2021 (collectively, the “joint proxy statement/prospectus”), which Independent and Meridian first mailed to their respective shareholders and stockholders on or about June 28, 2021.

Following the announcement of the Merger Agreement, as of the date of this Current Report on Form 8-K, seven lawsuits challenging the Merger have been filed. On June 9, 2021, a purported stockholder of Meridian filed a lawsuit against Meridian and its directors in the United States District Court for the Southern District of New York, captioned Shiva Stein vs. Meridian Bancorp, Inc., et al., Docket No. 1:21-cv-5116 (the “Stein Lawsuit”). The plaintiff generally alleges that the defendants violated Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder by disclosing materially incomplete and misleading information to Meridian stockholders about the previously announced proposed merger involving the acquisition of Meridian by Independent. The plaintiff seeks injunctive relief, rescissory relief or damages, other unspecified damages, and an award of attorneys’ and experts’ fees and expenses.

On June 18, 2021, a purported stockholder of Meridian filed a lawsuit against Independent, Meridian and Meridian’s directors in the United States District Court for the Southern District of New York, captioned Matthew Whitfield vs. Meridian Bancorp, Inc., et al., Docket No. 1:21-cv-05405 (the “Whitfield Lawsuit”). The plaintiff generally alleges that the defendants violated Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder by disclosing materially incomplete and misleading information to Meridian stockholders about the previously announced proposed merger. The plaintiff seeks injunctive relief, rescissory relief or damages, dissemination of a corrected registration statement, declaratory relief, and an award of attorneys’ and experts’ fees.

On June 22, 2021, a purported stockholder of Meridian filed a lawsuit against Meridian and its directors in the United States District Court for the Eastern District of New York, captioned Sean Bresnahan vs. Meridian Bancorp, Inc., et al., Docket No. 1:21-cv-03509 (the “Bresnahan Lawsuit”). The plaintiff generally alleges that the defendants violated Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder by disclosing materially incomplete and misleading information to Meridian stockholders about the previously announced proposed merger. The plaintiff seeks injunctive relief, rescissory relief or damages, declaratory relief, and an award of attorneys’ and experts’ fees.

On June 29, 2021, a purported stockholder of Independent filed a lawsuit against Independent and its directors in the Massachusetts Superior Court, captioned Dean Drulias vs. Independent Bank Corp., et al. (the “Drulias Lawsuit”). The plaintiff generally alleges that the director defendants breached their fiduciary duties by agreeing to overpay for Meridian in the proposed merger with Independent in large part due to their conflicts of interest. The plaintiff alleges that the defendants further breached their fiduciary duties by disseminating a deceptive, incomplete and misleading proxy statement to Independent stockholders regarding the proposed merger of Meridian with and into Independent and the related proposed issuance of Independent shares. The plaintiff seeks injunctive relief, rescissory relief or damages, declaratory relief, compensatory or punitive damages as allowed by law, and an award of attorneys’ and experts’ fees.

On July 6, 2021, a purported stockholder of Meridian filed a lawsuit against Meridian and its directors in the United States District Court for the Southern District of New York, captioned Michael Rubin vs. Meridian Bancorp, Inc., et al., Docket No. 1:21-cv-05806 (the “Rubin Lawsuit”). The plaintiff generally alleges that the defendants breached their fiduciary duties and violated Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder by disclosing materially incomplete and misleading information to Meridian stockholders about the previously announced proposed merger. The plaintiff seeks injunctive relief, rescissory relief or damages, declaratory relief, and an award of attorneys’ and experts’ fees.

On July 26, 2021, a purported stockholder of Meridian filed a lawsuit against Meridian and its directors in the United States District Court for the Southern District of New York, captioned Paul Parshall vs. Meridian Bancorp, Inc., et al., Docket No. 1:21-cv-06330 (the “Parshall Lawsuit”). The plaintiff generally alleges that the defendants violated Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder by disclosing materially incomplete and misleading information to Meridian stockholders about the previously announced proposed merger. The plaintiff seeks injunctive relief, rescissory relief or damages, declaratory relief, and an award of attorneys’ and experts’ fees.

On July 26, 2021, a purported stockholder of Meridian filed a lawsuit against Meridian and its directors in the United States District Court for the Eastern District of Pennsylvania, captioned Jeffrey Justice vs. Meridian Bancorp, Inc., et al., Docket No. 2:21-cv-03317 (the “Justice Lawsuit,” and together with the Stein Lawsuit, Whitfield Lawsuit, Bresnahan Lawsuit, Drulias Lawsuit, Rubin Lawsuit and Parshall Lawsuit, the “Merger Litigation”). The plaintiff generally alleges that the defendants violated Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder by disclosing materially incomplete and misleading information to Meridian stockholders about the previously announced proposed merger. The plaintiff seeks injunctive relief, rescissory relief or damages, dissemination of a corrected registration statement, declaratory relief, and an award of attorneys’ and experts’ fees.

On July 27, 2021, solely to avoid the costs, risks and uncertainties inherent in litigation, Meridian and Independent have agreed to make additional disclosures (the “Additional Disclosures”) to supplement the disclosures contained in the joint proxy statement/prospectus filed with the Securities and Exchange Commission on June 22, 2021 and first mailed to shareholders of Meridian and stockholders of Independent on June 28, 2021. The Additional Disclosures are set forth below and should be read in conjunction with the joint proxy statement/prospectus.

Independent and Meridian believe that the Additional Disclosures moot plaintiffs’ disclosure claims asserted in the Merger Litigation and, as a result, expect that the plaintiffs will not seek injunctive relief against the merger.

This decision to make the Additional Disclosures will not affect the merger consideration to be paid in connection with the merger of Meridian with and into Independent or the timing of the special meetings of Independent’s stockholders and Meridian’s shareholders.

Independent, Meridian and the other defendants have vigorously denied, and continue to vigorously deny, that they have committed or aided and abetted in the commission of any violation of law or engaged in any of the wrongful acts that were or could have been alleged in the lawsuits, and expressly maintain that, to the extent applicable, they diligently and scrupulously complied with their fiduciary and other legal duties and are entering into the agreement to make the Additional Disclosures solely to eliminate the burden and expense of further litigation, to put the claims that were or could have been asserted to rest, and to avoid any possible delay to the closing of the merger that might arise from further litigation. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

SUPPLEMENT TO JOINT PROXY STATEMENT/PROSPECTUS

The following information supplements the joint proxy statement/prospectus and should be read in connection with the joint proxy statement/prospectus, which should be read in its entirety. To the extent that information herein differs from or updates information contained in the joint proxy statement/prospectus, the information contained herein supersedes the information contained in the joint proxy statement/prospectus. All page references in the information below are to pages in the joint proxy statement/prospectus, and terms used below have the meanings set forth in the joint proxy statement/prospectus, unless otherwise defined below. Without admitting in any way that the disclosures below are material or otherwise required by law, Independent and Meridian make the following Additional Disclosures:

Background of the Merger

The disclosure under the heading “THE MERGER—Background of the Merger” is hereby revised by deleting the fourth full paragraph of page 57 of the joint proxy statement/prospectus and replacing it with the following:

In early January, 2021, as part of customary marketing efforts, Raymond James representatives met with Independent representatives and discussed a number of topics regarding the banking industry and the Massachusetts market, including the competitive landscape. During these conversations, and consistent with informal discussions in prior years, Raymond James and Independent discussed, in a general and exploratory fashion, possible strategic advantages of a potential future merger between Meridian and Independent, including the fact that a merger would bring together two culturally aligned community-focused commercial banks with complementary footprints and business models and create a combined company with an increased presence in Massachusetts and the Boston metro area. Following the meeting, Raymond James provided a summary of this discussion to Mr. Gavegnano.

The disclosure under the heading “THE MERGER—Background of the Merger” is hereby revised by deleting the sixth full paragraph of page 57 of the joint proxy statement/prospectus and replacing it with the following:

Over the next few days, senior management of Independent discussed the potential strategic and financial benefits of a potential acquisition of Meridian, including the fact that a merger would bring together two culturally aligned community-focused commercial banks with complementary footprints and business models and create a combined company with an increased presence in Massachusetts and the Boston metro area. They also discussed the potential financial terms for such a transaction and determined to indicate a willingness to engage in preliminary exploratory discussions with Meridian and its representatives.

The disclosure under the heading “THE MERGER—Background of the Merger” is hereby revised by deleting the second full paragraph of page 58 of the joint proxy statement/prospectus and replacing it with the following:

On February 23, 2021, KBW, Independent’s financial advisor, contacted Raymond James to discuss the possibility of resuming transaction discussions. Independent’s stock price had increased since the time discussions were discontinued in early February, and bank consolidation in the Northeast had continued with the announcement of the merger between M&T and People’s United. On February 24, 2021, KBW reported this discussion to Independent senior management and at the direction of Independent, KBW then contacted Raymond James to indicate Independent’s continued interest in pursuing a merger transaction. Later that same day, Independent provided Meridian a non-binding indication of interest, including a fixed exchange ratio of 0.275 shares of Independent common stock for each share of Meridian common stock, representing an implied price of $24.21 per share based on the then-current market price for Independent common stock, as well as a request for exclusive negotiating rights with Meridian through April 30, 2021.

The disclosure under the heading “THE MERGER—Background of the Merger” is hereby revised by deleting the fifth full paragraph of page 58 of the joint proxy statement/prospectus and replacing it with the following:

On March 18, 2021, at a regularly scheduled meeting of the Independent board of directors, Independent senior management updated the board regarding the potential transaction with Meridian, including the strategic and financial benefits of the proposed merger, which included the fact that the merger would increase Independent’s presence in Massachusetts and the Boston metro area; the complementary footprints of Independent and Meridian; the complementary nature of the products, customers and markets of the two companies; the expectation of cost synergies resulting from the merger; and the expectation that the merger would offer potentially significant revenue synergies across multiple business lines. Independent’s board expressed its support for senior management to proceed with its due diligence review and negotiation of the proposed merger.

The disclosure under the heading “THE MERGER—Background of the Merger” is hereby revised by deleting the sixth full paragraph of page 58 of the joint proxy statement/prospectus and replacing it with the following:

On April 1, 2021, Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”), legal counsel to Independent, shared with Luse Gorman a first draft of the proposed merger agreement. On April 6, 2021, Wachtell Lipton shared with Luse Gorman a draft consulting agreement for Richard J. Gavegnano pursuant to which he would serve as a consultant to Rockland Trust following the effective time of the merger. On April 13, 2021, Wachtell Lipton shared with Luse Gorman draft consulting agreements for John Romano and Edward J. Merritt pursuant to which they would serve as consultants to Rockland Trust following the effective time of the merger. On April 13, 2021, Wachtell Lipton shared a draft offer letter for John Migliozzi to join Rockland Trust as Senior Vice President, Managing Director following the effective time of the merger. From April 1, 2021 through April 22, 2021, Independent and Meridian and their respective legal advisors negotiated the proposed merger agreement and other ancillary documents and agreements. From April 6, 2021 through April 22, 2021, Independent, Meridian, Mr. Gavegnano and their respective legal advisors negotiated the proposed consulting agreement for Mr. Gavegnano. From April 13, 2021 through April 22, 2021, Independent, Meridian, Messrs. Romano, Merritt, Migliozzi and their respective legal advisors negotiated the proposed consulting agreements for Messrs. Romano and Merritt, and in the case of Mr. Migliozzi, the proposed offer letter.

The disclosure under the heading “THE MERGER—Background of the Merger” is hereby revised by deleting the second full paragraph of page 59 of the joint proxy statement/prospectus and replacing it with the following:

The parties and their respective counsel finalized the negotiations of the merger agreement and ancillary agreements over the next two days, including the consulting agreement for Messrs. Gavegnano, Romano, and Merritt and the offer letter for Mr. Migliozzi. The terms of the consulting agreements between Independent and Messrs. Gavegnano, Romano and Merrit, and the offer letter for Mr. Migliozzi, are summarized in “The Merger—Interests of Meridian’s Executive Officers and Directors in the Merger—New Agreements with Meridian Executive Officers,” beginning on page 92.

Opinion of Meridian’s Financial Advisor

The disclosure under the heading “THE MERGER - Opinion of Meridian’s Financial Advisor - Material Financial Analyses” and the subheading “Discounted Cash Flow Analysis” is hereby supplemented by adding the following to the first paragraph on page 66 of the joint proxy statement/prospectus as a new third sentence and fourth sentence:

For Meridian, Raymond James selected the range of price to earnings multiples based on Raymond James’s review of, among other matters, the trading multiples of selected companies that Raymond James deemed to be comparable to Meridian, and for Independent, Raymond James selected the range of price to earnings multiples based on Raymond James’s review of, among other matters, the trading multiples of selected companies that Raymond James deemed to be comparable to Independent. For purposes of the discounted cash flow analysis, Raymond James assumed, at the direction of Meridian, that Meridian had 53.3 million diluted shares outstanding and that Independent had 33.1 million diluted shares outstanding.

The disclosure under the heading “THE MERGER - Opinion of Meridian’s Financial Advisor - Material Financial Analyses” and the subheading “Discounted Cash Flow Analysis” is hereby supplemented by adding the following after the Implied Per Share Value and Implied Exchange Ratio table on page 66 of the joint proxy statement/prospectus:

The following table describes the discount rate calculation for Independent common stock prepared by Raymond James. In its normal course of business Raymond James employs the Duff & Phelps Valuation Handbook in determining an appropriate discount rate in which the discount rate equals the risk free rate plus the product of the equity risk premium and the adjusted beta, plus the size premium.

Risk Free Rate	2.16%		20-Year US Treasury Rate
Equity Risk Premium	7.25%		Per Duff & Phelps Valuation Handbook
Adjusted Beta	1.08	x	Per Duff & Phelps Valuation Handbook
Size Premium	1.09%		Per Duff & Phelps Valuation Handbook
Discount Rate	11.08%

The following table describes the discount rate calculation for Meridian common stock prepared by Raymond James. In its normal course of business Raymond James employs the Duff & Phelps Valuation Handbook in determining an appropriate discount rate in which the discount rate equals the risk free rate plus the product of the equity risk premium and the adjusted beta, plus the size premium.

Risk Free Rate	2.16%	20-Year US Treasury Rate
Equity Risk Premium	7.25%	Per Duff & Phelps Valuation Handbook
Adjusted Beta	1.08x	Per Duff & Phelps Valuation Handbook
Size Premium	1.54%	Per Duff & Phelps Valuation Handbook
Discount Rate	11.53%

The disclosure under the heading “THE MERGER - Opinion of Meridian’s Financial Advisor - Material Financial Analyses” and the subheading “Selected Companies Analysis” is hereby amended by deleting the list of Selected Companies for Independent following the first paragraph of this subsection on page 66 of the joint proxy statement/prospectus and replacing it with the following:

	Price / TBV	Price / 2021 EPS		Price / 2022 EPS
WSFS Financial Corp.	188%	14.3	x	13.0	x
Community Bank System, Inc.	329%	25.3	x	25.4	x
Northwest Bancshares, Inc.	158%	13.7	x	13.6	x
Provident Financial Services	155%	14.4	x	14.6	x
Sandy Spring Bancorp, Inc.	190%	11.7	x	12.3	x
OceanFirst Financial Corp.	154%	13.5	x	12.3	x
Eagle Bancorp, Inc.	147%	12.1	x	12.0	x
NBT Bancorp Inc.	188%	13.2	x	14.0	x
First Commonwealth Financial	180%	13.5	x	12.5	x
S&T Bancorp, Inc.	165%	14.7	x	13.5	x
Brookline Bancorp, Inc.	156%	15.1	x	14.3	x

The disclosure under the heading “THE MERGER - Opinion of Meridian’s Financial Advisor - Material Financial Analyses” and the subheading “Selected Companies Analysis” is hereby amended by deleting the list of Selected Companies for Meridian beginning on page 67 of the joint proxy statement/prospectus and replacing it with the following:

	Price / TBV	Price / 2021 EPS		Price / 2022 EPS
First Commonwealth Financial	180%	13.5	x	12.5	x
S&T Bancorp, Inc.	165%	14.7	x	13.5	x
Brookline Bancorp, Inc.	156%	15.1	x	14.3	x
Lakeland Bancorp	143%	11.9	x	11.6	x
Tompkins Financial Corporation	189%	15.3	x	15.2	x
ConnectOne Bancorp, Inc.	148%	10.6	x	10.2	x
Kearny Financial Corp.	120%	17.8	x	17.3	x
Univest Financial Corp.	154%	14.1	x	12.7	x
Amalgamated Financial Corp.	100%	10.4	x	8.5	x
TrustCo Bank Corp NY	126%	12.6	x	12.4	x
Washington Trust Bancorp, Inc.	189%	13.9	x	15.4	x
Northfield Bancorp, Inc.	118%	15.5	x	14.3	x
Financial Institutions, Inc.	130%	9.9	x	10.1	x
Camden National Corp.	162%	12.4	x	13.1	x
HarborOne Bancorp, Inc.	135%	14.7	x	15.8	x
Metropolitan Bank Holding Corp	135%	10.9	x	8.7	x
Cambridge Bancorp	162%	12.1	x	12.4	x
The First of Long Island Corp.	125%	13.4	x	12.5	x
Enterprise Bancorp, Inc.	121%	—		—
Bar Harbor Bankshares	158%	—		—
Arrow Financial Corp.	173%	12.5	x	12.9	x

The disclosure under the heading “THE MERGER - Opinion of Meridian’s Financial Advisor - Material Financial Analyses” and the subheading “Selected Transaction Analysis” is hereby amended by deleting the list of Selected National Transactions following the first paragraph of this subsection on page 68 of the joint proxy statement/prospectus and replacing it with the following:

	Date	Price / TBV	Premium to Core Deposits	Price / LTM EPS		Price / Current FY EPS		Price / Next FY EPS
Eastern Bankshares, Inc. / Century Bancorp, Inc.	4/7/2021	175%	5.5%	15.2	x	—		—
WSFS Financial Corp. / Bryn Mawr Bank Corp.	3/10/2021	229%	13.6%	29.8	x	17.8	x	16.5	x
SVB Financial Group / Boston Private Financial Holdings, Inc.	1/4/2021	115%	2.2%	21.5	x	27.1	x	17.6	x
Pacific Premier Bancorp / Opus Bank	2/3/2020	141%	5.1%	16.6	x	16.2	x	14.8	x
FB Financial Corp. / Franklin Financial Network, Inc.	1/21/2020	149%	7.0%	NM		—		—
United Bankshares, Inc. / Carolina Financial Corp.	11/18/2019	207%	27.5%	16.3	x	15.2	x	15.3	x
CIT Group Inc. / Mutual of Omaha Bank	8/13/2019	125%	3.2%	10.9	x	—		—
Simmons First National Corp. / Landrum Co.	7/31/2019	181%	8.4%	14.3	x	—		—
WesBanco, Inc. / Old Line Bancshares, Inc.	7/23/2019	177%	12.5%	14.0	x	13.6	x	12.0	x
People’s United Financial, Inc. / United Financial Bancorp, Inc.	7/15/2019	125%	4.4%	13.2	x	14.7	x	13.6	x
Valley National Bancorp / Oritani Financial Corp.	6/26/2019	138%	9.7%	13.7	x	14.2	x	15.3	x
Prosperity Bancshares, Inc. / LegacyTexas Financial Group, Inc.	6/17/2019	216%	20.8%	12.7	x	13.3	x	12.2	x

The disclosure under the heading “THE MERGER - Opinion of Meridian’s Financial Advisor - Material Financial Analyses” and the subheading “Selected Transaction Analysis” is hereby amended by deleting the list of Selected Regional Transactions following the first paragraph of this subsection on page 68 of the joint proxy statement/prospectus and replacing it with the following:

	Date	Price / TBV	Premium to Core Deposits	Price / LTM EPS		Price / Current FY EPS		Price / Next FY EPS
Eastern Bankshares, Inc. / Century Bancorp, Inc.	4/7/2021	175%	5.5%	15.2	x	—		—
WSFS Financial Corp. / Bryn Mawr Bank Corp.	3/10/2021	229%	13.6%	29.8	x	17.8	x	16.5	x
SVB Financial Group / Boston Private Financial Holdings, Inc.	1/4/2021	115%	2.2%	21.5	x	27.1	x	17.6	x
WesBanco, Inc. / Old Line Bancshares, Inc.	7/23/2019	177%	12.5%	14.0	x	13.6	x	12.0	x
People’s United Financial, Inc. / United Financial Bancorp, Inc.	7/15/2019	125%	4.4%	13.2	x	14.7	x	13.6	x
Valley National Bancorp / Oritani Financial Corp.	6/26/2019	138%	9.7%	13.7	x	14.2	x	15.3	x

The disclosure under the heading “THE MERGER - Opinion of Meridian’s Financial Advisor - Material Financial Analyses” and the subheading “Pro Forma Impact Analysis” is hereby amended by deleting and replacing the fourth sentence and fifth sentence of the first full paragraph on page 69 of the Proxy Statement/Prospectus with the following:

A summary of the analysis is provided below.

Projected per share impact	Independent	Meridian	Pro Forma	Accretion to Independent
2022 estimated earnings per share	$4.10	$1.47	$4.94	20.3%
2023 estimated earnings per share	$4.31	$1.54	$5.19	20.5%
12/31/2021 estimated tangible book value per share	$37.33	$15.24	$40.38	8.2%

				Accretion to Meridian
2022 dividend per share	$1.92	$0.40	$1.92	32.0%

The disclosure under the heading “THE MERGER— Opinion of Meridian’s Financial Advisor” is hereby supplemented by deleting the third sentence of the fourth paragraph beginning on page 70 and continuing on page 71 of the joint proxy statement/prospectus and replacing the sentence with the following:

In the two year period preceding the date of its opinion, Raymond James engaged in fixed income trading activity with Independent and/or certain of its affiliates, for which it has earned income of less than $30,000.

Opinion of Independent’s Financial Advisor

The disclosure under the heading “THE MERGER— Opinion of Independent’s Financial Advisor” is hereby supplemented by amending and replacing the second paragraph and table under the subheading “Selected Transaction Analysis” on page 81 in its entirety with the following:

The selected transactions were as follows:

Date	Acquiror	Acquired Company
04/07/21	Eastern Bankshares, Inc.	Century Bancorp, Inc.
03/10/21	WSFS Financial Corporation	Bryn Mawr Bank Corporation
01/04/21	SVB Financial Group	Boston Private Financial Holdings, Inc.
02/03/20	Pacific Premier Bancorp, Inc.	Opus Bank
01/21/20	FB Financial Corporation	Franklin Financial Network, Inc.
11/18/19	United Bankshares, Inc.	Carolina Financial Corporation
07/15/19	People’s United Financial, Inc.	United Financial Bancorp, Inc.
06/26/19	Valley National Bancorp	Oritani Financial Corp.

Certain Unaudited Prospective Financial Information

The disclosure under the heading “THE MERGER— Certain Unaudited Prospective Financial Information” and the subheading “Certain Stand-Alone Independent Prospective Financial Information used by Raymond James” on page 85 is hereby supplemented by deleting the first paragraph, the table following the first paragraph, and the second paragraph under that subheading and replacing it with the following:

The following table presents certain projected metrics for Independent for the 12 months ending December 31, 2021 through December 31, 2025. The table presents the median consensus Wall Street research estimates for Independent’s 2021 and 2022 net income available to Independent’s common shareholders, diluted EPS and total assets, that were used by Raymond James, as reviewed and approved for Raymond James’ use by the management of Meridian, in the financial analyses performed in connection with Raymond James’ opinion as described in “— Opinions of Meridian’ Financial Advisor” beginning on page 62. In addition, as reflected in the table below, for purposes of extrapolating Independent’s financial results, Meridian’s management provided Raymond James with, among other things, estimated long-term annual growth rates of 5.0% for Independent’s net income for 2023 through 2026, an estimated annual growth rate for loans of 5.0% for 2023 through 2025, an estimated annual growth rate for deposits of 5.0% for 2023 through 2025, an estimated pre-tax cost of cash of 1.00% and an estimated marginal tax rate of 21.0%. Independent’s net income for December 31, 2026 was estimated as $164.6 million.

(in millions, except per share data)	At or for the 12 Months Ended December 31,
	2021		2022		2023	2024	2025
Total Assets	$13,265	*	$13,432	*	$13,887	$14,503	$15,198
Tangible Common Equity	$1,233		$1,309		$1,392	$1,481	$1,577
Loans / Deposits	83%		84%		84%	84%	84%
Net Income	$131.4	*	$135.4	*	$142.2	$149.3	$156.8
Return on Average Assets	0.98%		1.01%		1.04%	1.05%	1.06%
Earnings per Share	$3.98	*	$4.10	*	$4.31	$4.52	$4.75
Dividends per Share	$1.90		$1.92		$1.92	$1.92	$1.92
Tangible Book Value per Share	$37.33		$39.64		$42.14	$44.84	$47.75

*	Reflects the median consensus Wall Street research estimate.

		Nine Months Ended	At or for the 12 Months Ended December 31,
	3/31/2021	12/31/2021	2022	2023	2024	2025
Excess Cash Flows (undiscounted)	$138.9	$140.1	$129.2	$109.9	$102.2	$102.0	(1)

(1)	Does not include the implied terminal value

The disclosure under the heading “THE MERGER— Certain Unaudited Prospective Financial Information” and the subheading “Certain Stand-Alone Meridian Prospective Financial Information used by Raymond James” on page 86 is hereby supplemented by deleting the first paragraph, the table following the first paragraph, and the second paragraph under that subheading and replacing it with the following:

The following table presents certain projected metrics for Meridian for the 12 months ending December 31, 2021 through December 31, 2025. The table presents the median consensus Wall Street research estimates for Meridian’s 2021 and 2022 net income available to Meridian common shareholders, diluted EPS and total assets, that were used by Raymond James, as reviewed and approved for Raymond James’ use by the management of Meridian, in the financial analyses performed in connection with Raymond James’ opinion as described in “—Opinion of Meridian’s Financial Advisor” beginning on page 62. In addition, as reflected in the table below, for purposes of extrapolating Meridian’s financial results for 2023 through 2026, Meridian’s management directed Raymond James to use, among other things, estimated long-term annual growth rates of 5.0% for Meridian’s net income for 2023 through 2026, an estimated annual growth rate for loans of 5.0% for 2023 through 2025, an estimated annual growth rate for deposits of 5.0% for 2023 through 2025, an estimated pre-tax cost of cash of 1.00% and an estimated marginal tax rate of 21.0%. Meridian’s net income for December 31, 2026 was estimated as $88.8 million.

(in millions, except per share data)	At or for the 12 Months Ended December 31,
	2021		2022		2023	2024	2025
Total Assets	$6,867	*	$7,078	*	$7,369	$7,675	$7,996
Tangible Common Equity	$799		$851		$908	$967	$1,031
Loans / Deposits	107%		109%		109%	109%	109%
Net Income	$71.5	*	$73.0	*	$76.7	$80.5	$84.5
Return on Average Assets	1.07%		1.05%		1.06%	1.07%	1.08%
Earnings per Share	$1.44	*	$1.47	*	$1.54	$1.62	$1.70
Dividends per Share	$0.40		$0.40		$0.40	$0.40	$0.40
Tangible Book Value per Share	$15.24		$16.24		$17.31	$18.45	$19.66

*	Reflects the median consensus Wall Street research estimate.

		Nine Months Ended	At or for the 12 Months Ended December 31,
	3/31/2021	12/31/2021	2022	2023	2024	2025
Excess Cash Flows (undiscounted)	$270.2	$17.1	$57.4	$54.0	$56.4	$58.6	(1)

(1)	Does not include the implied terminal value

The disclosure under the heading “THE MERGER— Certain Unaudited Prospective Financial Information” and the subheading “Certain Stand-Alone Meridian Prospective Financial Information used by KBW” on page 86 is hereby supplemented by the following sentence:

The long-term annual growth rate assumption provided by Independent management of 3.0% for Meridian’s net income for 2025 and thereafter was used at the direction of Independent management to extrapolate a 2027 net income estimate for Meridian of approximately $83.7 million.

The disclosure under the heading “THE MERGER— Certain Unaudited Prospective Financial Information” and the subheading “Certain Stand-Alone Independent Prospective Financial Information used by KBW” on page 86 is hereby supplemented by the following sentence:

The long-term annual growth rate assumption provided by Independent management of 5.0% for Independent’s net income for 2023 and thereafter was used at the direction of Independent management to extrapolate a 2027 net income estimate of approximately $171.9 million, and the long-term annual growth rate assumptions provided by Independent management of 5.0% for Independent’s net income for 2023 and thereafter and 5.0% for Independent’s assets for 2023 and thereafter were used at the direction of Independent management to extrapolate an estimate of tangible book value as of December 31, 2026 of approximately $1,680 million, assuming Independent maintains a common equity tier 1 ratio of 10.00%.

Caution Regarding Forward-Looking Statements

This Current Report may contain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements about the benefits of the proposed transaction, the plans, objectives, expectations and intentions of Independent and Meridian, the expected timing of completion of the transaction, and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as expect, anticipate, believe, intend, estimate, plan, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: changes in general economic, political, or industry conditions; the magnitude and duration of the COVID-19 pandemic and its impact on the global economy and financial market conditions and the business, results of operations, and financial condition of Independent and Meridian; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in global capital and credit markets; movements in interest rates; reform of LIBOR; increased competition in the markets of Independent and Meridian; success, impact, and timing of business strategies of Independent and Meridian; the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction); the failure to obtain shareholder approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all or other delays in completing the transaction; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement; the outcome of any legal proceedings that may be instituted against Independent or Meridian; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Independent and Meridian do business; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the dilution caused by Independent’s issuance of additional shares of its capital stock in connection with the transaction; and other factors that may affect the future results of Independent and Meridian. Additional factors that could cause results to differ materially from those described above can be found in Independent’s Annual Report on Form 10-K for the year ended December 31, 2020 and in its subsequent Quarterly Reports on Form 10-Q, including in the respective Risk Factors sections of such reports, as well as in subsequent SEC filings, each of which is on file with the SEC and available in the “Investor Relations” section of Independent’s website, www.rocklandtrust.com, under the heading “SEC Filings” and in other documents Independent files with the SEC, and in Meridian’s Annual Report on Form 10-K for the year ended December 31, 2020 and in its subsequent Quarterly Reports on Form 10-Q, including in the respective Risk Factors sections of such reports, as well as in subsequent SEC filings, each of which is on file with and available in the “Investor Relations” section of Meridian’s, www.ebsb.com, under the heading “SEC Filings” and in other documents Meridian files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Independent and Meridian assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

No Offer

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information and Where to Find it

In connection with the proposed transaction, Independent filed with the SEC a Registration Statement on Form S-4 that included a Joint Proxy Statement of Independent and Meridian and a Prospectus of Independent, as well as other relevant documents concerning the proposed transaction. The proposed transaction involving Independent and Meridian will be submitted to Independent’s shareholders and Meridian’s stockholders for their consideration. This Current Report does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. INVESTORS AND SHAREHOLDERS OF INDEPENDENT AND MERIDIAN ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A copy of the definitive joint proxy statement/prospectus, as well as other filings containing information about Independent and Meridian, can be obtained without charge, at the SEC’s website (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Independent Investor Relations, 288 Union Street, Rockland, Massachusetts 02370, telephone (781) 982-6737, or to Meridian Investor Relations, 67 Prospect Street, Peabody, Massachusetts 01960, (978) 977-2211.

Participants in the Solicitation

Independent, Meridian, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Independent and/or Meridian in connection with the proposed transaction under the rules of the SEC. Information regarding Independent’s directors and executive officers is available in its joint proxy statement/prospectus relating to its 2021 Annual Meeting of Shareholders, which was filed with the SEC on April 1, 2021, and its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the Commission on February 26, 2021, and other documents filed by Independent with the SEC. Information regarding Meridian’s directors and executive officers is available in its joint proxy statement/prospectus relating to its 2021 Annual Meeting of Shareholders, which was filed with the SEC on April 9, 2021, and its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the Commission on March 1, 2021 and other documents filed by Meridian with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC, which may be obtained free of charge as described in the preceding paragraph.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.

Date: July 27, 2021	By:	/s/ Patricia M. Natale
PATRICIA M. NATALE
DEPUTY GENERAL COUNSEL